P.O. Box 25099 Richmond, VA 23260 • phone: (804) 359-9311 • fax (804) 254-3594

PRESS RELEASE

CONTACT	RELEASE
Karen M. L. Whelan	Immediately
Phone: (804) 359-9311
Fax: (804) 254-3594
Email: investor@universalleaf.com

Universal Corporation Announces Quarterly Dividends and Sets

Annual Meeting Date

Richmond, VA • May 17, 2007 / PRNEWSWIRE

Allen B. King, Chairman and Chief Executive Officer of Universal Corporation (NYSE:UVV), announced today that the Company’s Board of Directors has declared a quarterly dividend of forty-four cents ($.44) per share on the common shares of the Company, payable August 13, 2007, to common shareholders of record at the close of business on July 9, 2007.

In addition, the Board of Directors declared a quarterly dividend of $16.875 per share on the Series B 6.75% Convertible Perpetual Preferred Stock, payable June 15, 2007, to shareholders of record as of 5:00 p.m. Eastern Time on June 1, 2007.

The Board of Directors fixed the voting record date as June 19, 2007, for the annual meeting of shareholders to be held on August 7, 2007.

Headquartered in Richmond, Virginia, Universal Corporation is one of the world’s leading tobacco merchants and processors and conducts business in more than 35 countries. The revenues of its tobacco business for the fiscal year ended March 31, 2006, were $1.8 billion. For more information on Universal Corporation, visit its web site at www.universalcorp.com.

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